Exhibit 99.1



October 9, 2003

FOR IMMEDIATE RELEASE
For further information contact:

Doug Gulling, Chief Financial Officer

515-222-2309

WEST BANCORPORATION, INC. DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - On October 8, 2003, the Board of Directors of West Bancorporation, Inc., (WTBA) the parent company of West Des Moines State Bank (West Bank), declared a regular quarterly dividend of $0.16 per common share of outstanding stock. The dividend is payable on October 27, 2003 to shareholders of record on October 20, 2003. As of October 8, 2003, there were 16,060,271 shares of common stock outstanding.

West Bancorporation, Inc. will release its financial results for the quarter ended September 30, 2003 on October 20, 2003.

West Bank has eight full-service offices in the greater Des Moines, Iowa area and two full-service offices in Iowa City, Iowa.

The information contained in this Press Release and other financial reports may contain forward-looking statements about the Company's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customer's acceptance of the Company's products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.